Exhibit 10.1

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is effective this 3rd day of October, 2018, by and among GUARANTY BANK AND TRUST COMPANY, a Colorado bank (“Bank”), and BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation (“Borrower”). Bank and Borrower may sometimes be referred to herein as “Party” or, collectively, “Parties”.

RECITALS

A.            WHEREAS, Borrower and Bank entered into a Loan and Security Agreement dated as of March 29, 2016, as amended by the Amendment to Loan and Security Agreement dated July 29, 2016, the Second Amendment to Loan and Security Agreement dated November 14, 2016, the Third Amendment to Loan and Security Agreement dated December 9, 2016, the Fourth Amendment to Loan and Security Agreement and Forbearance Agreement dated March 30, 2017 and the Fifth Amendment to Loan and Security Agreement dated December 28, 2017 (together with all further amendments thereto, the “Loan Agreement”) pursuant to which Bank made available to Borrower certain Revolving Loans and Term Loans; and

B.            WHEREAS, Borrower requested that, subject to certain conditions precedent, Bank amend the Loan Agreement, and Bank is willing to do so in accordance with and subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, payments, amendments and modifications contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.             Definitions. Capitalized terms used herein and in the recitals hereto, but not defined herein or therein, shall have the meaning given them in the Loan Documents.

2.             Loan Documents Effect; Conflicts; Affirmation. Except as otherwise provided in this Amendment or, as applicable, as amended (or amended and restated) by a separate agreement or instrument in connection herewith, all other terms and conditions set forth in the Loan Agreement, the Revolving Note, the Term Note and all other Loan Documents remain in full force and effect, with the same effect as if all such terms and conditions were rewritten in full herein and each of them is hereby ratified and confirmed by Borrower and Bank. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Loan Agreement, the Revolving Note, the Term Note or any other Loan Document, the provisions of this Amendment in each case shall govern and control to the extent of such conflict or inconsistency. Borrower hereby affirms and ratifies the Loan Documents, acknowledges that there is no defense to or offset against payment or performance of Borrower’s obligations under the Loan Documents, and waives any and all defenses, counterclaims, offsets and any other matter of avoiding, reducing, or limiting the validity and enforceability of the Loan Documents or any of Borrower’s obligations under the Loan Documents. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended to date, including hereby; and any and all references in the other Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended to date, including hereby. Borrower and Bank intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Collateral granted pursuant to the Loan Agreement or any of the other Loan Documents evidencing, governing or creating a Lien on the Collateral. Borrower hereby ratifies and reaffirms any and all grants of the Liens to Bank on the Collateral as security for the Obligations, and acknowledges and confirms that the grants of the Liens to Bank on the Collateral: (i) represent continuing Liens on all of the Collateral, (ii) secure all of the Obligations, and (iii) represent valid first Liens on all of the Collateral, subject only to Permitted Liens. The Loan Agreement, as amended by this Amendment, will be construed as one agreement.

3.             Amendments to Loan Agreement. The Loan Agreement is amended as follows:

3.1           Section 1.1 is hereby amended by amending and restating the following definitions to read in their entirety as follows:

“Cure Amount” shall mean, with respect to a Failed Testing Period, the sum of (a) the minimum dollar amount (but not in excess of the minimum dollar amount) that, if added to the calculation of EBITDA for such Failed Testing Period, would have resulted in the Failed Financial Covenant (or Failed Financial Covenants) being equal to the required financial covenant or covenants, as the case may be, applicable to such Failed Testing Period, as set forth in Section 10 hereof, plus (b) the amount of any Required Amortization Payment or any Required Principal Curtailment that remains unpaid after the due date thereof.

“EBITDA” shall mean, for any period, an amount equal to the sum of (a) consolidated Net Income for such period plus (b) the following to the extent added or deducted in calculating such consolidated Net Income: (i) Interest Charges for such period, (ii) federal, state and local income Taxes for such period, (iii) depreciation and amortization expense for such period, (iv) non-cash stock compensation expense for such period, (v) all other non-cash non-recurring charges (including, without limitation, proxy contest costs and legal costs) approved in advance by Bank, in its reasonable discretion, and (vi) losses for such period from the sale or other disposition of property, plus (c) solely for purposes of calculating compliance with the financial covenants set forth in Section 10 (and not for purposes of calculating or applying any Cure Amount), (i) any losses for such period from discontinued operations, and (ii) expenses directly related to the Definitive Agreement and the related strategic process leading to the Definitive Agreement (including, without limitation, investment banking and legal costs), less (d) the following to the extent included in calculating such consolidated Net Income: (i) non-cash gains for such period, (ii) gains for such period from the sale or other disposition of property, and (iii) solely for purposes of calculating compliance with the financial covenants set forth in Section 10 (and not for purposes of calculating or applying any Cure Amount), any gains for such period from discontinued operations.

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“Revolving Loan Availability” shall mean, (a) during the period beginning on the Sixth Amendment Effective Date and ending on the earliest of (i) the date of closing of the transactions contemplated by the Definitive Agreement, (ii) the date of termination of the Definitive Agreement, or (iii) February 28, 2019, an amount equal to the Revolving Commitment, minus $1,000,000, minus the principal balance of all Revolving Loans outstanding, and (b) at all other times, an amount equal to the Revolving Commitment, minus the principal balance of all Revolving Loans outstanding.

3.2           Section 1.1 is hereby further amended by adding the following new definitions in correct alphabetical order to read in their entirety as follows:

“2018-2019 Required Principal Curtailment” and “2018-2019 Required Principal Curtailments” shall have the meanings set forth in Section 2.2(b).

“2020-2022 Required Principal Curtailment” and “2020-2022 Required Principal Curtailments” shall have the meanings set forth in Section 2.2(b).

“Deferred Required Principal Curtailment” shall have the meaning set forth in Section 2.11.

“Definitive Agreement” means a fully executed, delivered, binding and enforceable agreement between Borrower and another Person (“Purchaser”) substantially in the form provided to Bank that contains the terms set forth in Section 8.22(c) pursuant to which Borrower intends to (a) consolidate or merge with or into (whether or not the Borrower is the surviving corporation) another Person, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower to another Person, or (c) allow one or more Persons to make a purchase, a tender offer or an exchange offer that is accepted by all of the holders of outstanding shares of common Capital Securities of the Borrower resulting in such Person(s) (together with any Affiliates of such Person) holding 100% of the outstanding common Capital Securities of the Borrower following such purchase, tender offer or exchange offer, or (d) consummate a stock purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person resulting in such other Person (together with any Affiliates of such Person) holding 100% of the outstanding common Capital Securities of the Borrower following such stock purchase agreement or other business combination. For purposes of clarification, any Superior Proposal Definitive Agreement shall constitute a Definitive Agreement for purposes of this Agreement.

“Required Amortization Payment” and “Required Amortization Payments” shall have the meanings set forth in Section 2.2(b).

“Required Principal Curtailments” shall mean, collectively, the 2018-2019 Required Principal Curtailments, or without duplication, the Deferred Required Principal Curtailment, if any, and the 2020-2022 Required Principal Curtailments (and each individual 2018-2019 Required Principal Curtailment, or without duplication, Deferred Required Principal Curtailment, if any, and 2020-2022 Required Principal Curtailment, a “Required Principal Curtailment”).

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“Sixth Amendment” shall mean that certain Sixth Amendment to Loan and Security Agreement, dated as of October 3, 2018 by and between Borrower and Bank.

“Sixth Amendment Effective Date” means October 3, 2018.

“Superior Proposal Definitive Agreement” shall mean a new Definitive Agreement that contains the same terms as are set forth in Section 8.22(c), including without limitation having a closing date of no later than February 28, 2019, that is executed and delivered by Borrower with a new Purchaser after the occurrence of a Superior Proposal Termination.

“Superior Proposal Termination” shall mean a termination of the Definitive Agreement by Borrower as a result of a “Company Superior Proposal” (as defined in the Definitive Agreement) and entry by Borrower into a Superior Proposal Definitive Agreement.

“Termination Fee” shall have the meaning set forth in Section 8.22(c).

3.3           Section 2.2(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(b)         Term Loan Principal/Interest Payments. The principal amount of the Term Loan outstanding from time to time shall bear interest at the applicable Term Interest Rate. Accrued and unpaid interest on the unpaid principal balance of the Term Loan outstanding from time to time shall be due and payable monthly, in arrears, commencing on January 1, 2018 and continuing on the first day of each calendar month thereafter. Borrower shall pay the unpaid principal balance of the Term Loan as follows: (1) a payment of $125,000 shall be made on the last day of each calendar quarter in 2018, (2) a payment of $100,000 shall be made on or before the date which is thirty (30) days after the date the Form 10-Q for the second fiscal quarter of 2018 is filed by Borrower with the Securities and Exchange Commission, but only if EBITDA measured for the twelve (12) months ending June 30, 2018 is equal to or more than $2,400,000, (3) payments each in the amount of $175,000 shall be made on March 31, 2019 and June 30, 2019, (4) a payment of $100,000 shall be made on or before the date which is thirty (30) days after the date the Form 10-Q for the second fiscal quarter of 2019 is filed by Borrower with the Securities and Exchange Commission, but only if EBITDA measured for the twelve (12) months ending June 30, 2019 is equal to or more than $3,000,000, (5) payments each in the amount of $200,000 shall be made on September 30, 2019 and December 31, 2019, and (6) payments each in the amount of $250,000 shall be made on the last day of each calendar quarter thereafter, commencing with March 31, 2020 (collectively, the “Required Amortization Payments” and each, a “Required Amortization Payment”), with a final payment in an aggregate amount equal to the unpaid principal balance of the Term Loan on the Term Loan Maturity Date; provided that, in any event, Borrower shall make additional payments of principal on the Term Loan needed, if any, so that the outstanding principal balance of the Term Loan is no greater than (A) $5,750,000 as of December 31, 2018 and (B) $4,750,000 as of December 31, 2019 (collectively, the “2018-2019 Required Principal Curtailments” and each, a “2018-2019 Required Principal Curtailment”); provided, however that the amount of the 2018-2019 Required Principal Curtailment that is initially due on December 31, 2018 will be increased to $300,000 if payment thereof is deferred in accordance with the terms and conditions of Section 2.11. In addition to the foregoing, (I) commencing with the fiscal quarter ending September 30, 2019, Borrower shall make mandatory principal prepayments on the Term Loan, without penalty and until the Term Loan is paid in full, equal to the Excess Cash Flow Amount for each fiscal quarter, and (II) commencing with the fiscal year ending December 31, 2020, Borrower shall make mandatory principal prepayments on the Term Loan, without penalty and until the Term Loan is paid in full, equal to the amount, if any, by which the Excess Cash Flow Amount for each fiscal year (calculated based on Borrower’s annual audited financial statements for such fiscal year provided pursuant to Section 8.8(a)) exceeds the aggregate quarterly payments of the Excess Cash Flow Amount made for such fiscal year. Each such mandatory principal prepayment shall be due and payable (y) quarterly, within five (5) days after Bank’s receipt of Borrower’s Compliance Certificate (including financial statements (Form 10-Q or otherwise)) for such fiscal quarter provided pursuant to Section 8.8(c) and Section 8.11, commencing with the financial statements for the fiscal quarter ending September 30, 2019, and (z) annually, within five (5) days after Bank’s receipt of Borrower’s annual audited financial statements for such fiscal year provided pursuant to Section 8.8(a), commencing with the financial statements for the fiscal year ending December 31, 2020; provided that, in any event, after giving effect to the payments of the Excess Cash Flow Amount in such fiscal year, Borrower shall make additional payments of principal on the Term Loan needed, if any, so that the outstanding principal balance of the Term Loan is no greater than (1) $3,600,000 as of December 31, 2020, (2) $2,100,000 as of December 31, 2021, and (3) $750,000 as of December 31, 2022 (collectively, the “2020-2022 Required Principal Curtailments” and each, a “2020-2022 Required Principal Curtailment”). All such payments shall be applied to reduce the unpaid principal amount of the Term Loan and be applied to installments thereof in inverse order of their maturity. If not sooner paid, a final payment of all outstanding principal and accrued interest shall be due and payable on the Term Loan Maturity Date. From and after maturity, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the Term Loan, at the option of Bank, may accrue at the Default Rate and shall be payable upon demand from Bank.”

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3.4           Section 2 of the Loan Agreement is hereby amended by adding a new Section 2.11 and a new Section 2.12 to the end thereof to read in their entirety as follows:

“2.11       Deferred Timing of Cure Amounts and Required Principal Curtailments. So long as a Definitive Agreement has been executed and delivered and remains in full force and effect on December 31, 2018, Borrower will not be required to make the 2018-2019 Required Principal Curtailment payment that is initially due on December 31, 2018 (which deferred payment shall increase in accordance with Section 2.2(b)) (as increased, the “Deferred Required Principal Curtailment”) or pay any required Cure Amounts until the earlier to occur of (a) the closing of the transactions contemplated by the Definitive Agreement (it being understood and agreed that the Deferred Required Principal Curtailment and deferred Cure Amounts will be included in the amount necessary to pay off the Obligations in full) or (b) February 28, 2019. Upon termination of the Definitive Agreement prior to the closing of the transactions contemplated thereby for any reason other than (i) a Superior Proposal Termination resulting in the execution and delivery by Borrower of a Superior Proposal Definitive Agreement, which will continue such deferral in accordance with this Section 2.11, or (ii) a termination in which Borrower receives a Termination Fee, which will be governed by Section 2.12, Borrower will be required to make the Deferred Required Principal Curtailment payment, pay all required Cure Amounts that remain outstanding and reduce the outstanding principal balance of the Revolving Loans to not more than $200,000 within ten (10) Business Days following such termination; provided that if such termination occurs prior to the date on which a Cure Amount for a Failed Testing Period would otherwise be due under Section 10.5 (as used in this Section, a “Failed Testing Period Cure Date”), Borrower shall have until such Failed Testing Period Cure Date to make such required payment. Failure to pay any deferred amounts on the deferred payment due date shall be an Event of Default.

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2.12       Mandatory Prepayment. If Borrower shall at any time receive the Termination Fee, Borrower shall promptly, and in any event within two (2) Business Days following Borrower’s receipt of the Termination Fee, and in lieu of the amounts payable under Section 2.11, deliver to Bank good funds in an amount equal to (i) fifty percent (50%) of the Termination Fee plus (ii) such additional portion of the Termination Fee, if any, that is necessary to fully pay the amounts described in clauses (A) and (B) of this Section 2.12, and which funds shall be applied as follows: (A) first, to pay any deferred amounts owing under the Loans, including any Required Amortization Payments and Deferred Required Principal Curtailment that were not paid on December 31, 2018 as a result of the deferral provisions of Section 2.11 until paid in full, (B) second, without duplication of the payments required by clause (A) of this Section 2.12, the cumulative amount of all Cure Amounts that were not paid on September 30, 2018 and December 31, 2018 as a result of the deferral provisions of Section 2.11 or Section 10.5 until paid in full, which amounts shall be applied to the unpaid principal amount of the Term Loan which payment shall be applied to installments thereof in inverse order of their maturity until paid in full, (C) third, to reduce the outstanding principal balance of the Revolving Loans to not more than $200,000, and (D) fourth, to the extent the sum of the payments required by clauses (A), (B) and (C) of this Section 2.12 do not equal fifty percent (50%) of the Termination Fee, amounts to reduce the unpaid principal amount of the Term Loan which payment shall be applied to installments thereof in inverse order of their maturity until paid in full. To the extent permitted by the foregoing sentence, amounts prepaid shall be applied to any then outstanding LIBOR Advances with the shortest Interest Period remaining. No dispute or delay with respect to the payment or collection of the Termination Fee will further delay the due date of any payments required by this Agreement, including those required by Section 2.2 and Section 2.11. Failure to make the mandatory prepayments required by this Section 2.12 shall be an Event of Default.”

3.5           Section 8.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“8.3         Compliance With Laws. The Borrower shall use the proceeds of the Loans to refinance existing indebtedness and other general corporate or business purposes not in contravention of any requirements of law and not in violation of this Agreement, and shall comply in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; provided, however that Borrower may not use proceeds of the Revolving Loan to make any Required Amortization Payment, any Required Principal Curtailment or any termination fee owed by Borrower to a Purchaser in accordance with the terms and conditions of a Definitive Agreement. In addition, and without limiting the foregoing sentence, the Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.”

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3.6           Section 8.11 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“8.11       Covenant Compliance Certificate. The Borrower shall, within forty-five (45) days following the end of each fiscal quarter, deliver to the Bank a duly completed compliance certificate in the form attached hereto as Exhibit 8.11, as may be revised by Bank from time to time (a “Compliance Certificate”), certified as true and correct by an appropriate officer of the Borrower, containing a computation of each of the financial covenants set forth in Section 10 and stating that the Borrower has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.”

3.7           Section 8.22 of the Loan Agreement is hereby amended by adding a new clause (c) to the end thereof to read in its entirety as follows:

“(c)         Promptly, and in any event within two (2) Business Days of the execution and delivery thereof, Borrower will deliver to Lender a fully executed copy of any Definitive Agreement. Such Definitive Agreement shall contain, among other terms, the following terms and conditions:

(i)         An outside closing date of the transactions contemplated by the Definitive Agreement of not later than February 28, 2019;

(ii)        The cash consideration to be paid to Borrower or, at Borrower’s direction, directly to Bank at the closing of the transactions contemplated by the Definitive Agreement must be sufficient to pay all Obligations in full in cash;

(iii)       A termination fee of no less than $2,000,000 (the “Termination Fee”) to be paid to Borrower by the Purchaser within ten (10) Business Days after the date of termination of the Definitive Agreement if the Definitive Agreement is terminated by Borrower for failure or inability of Purchaser to close the transactions contemplated by the Agreement.”

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In addition, in connection with the Definitive Agreement, Palm Global Small Cap Master Fund LP, Palm Active Dental, LLC and Fred Birner shall have executed and delivered support agreements in favor of the Definitive Agreement.

3.8           Section 10.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“10.5       Financial Covenant Cure Provision. To the extent that Borrower is not in compliance with a financial covenant set forth in this Section 10 (the “Failed Financial Covenant” or if Borrower is not in compliance with more than one financial covenant for the same period, the “Failed Financial Covenants”) for any applicable testing period (a “Failed Testing Period”), subject to receipt of the Cure Amount for such Failed Testing Period in immediately available funds pursuant to the terms of this Section 10.5, Borrower shall have the opportunity to recalculate the Failed Financial Covenant (or Failed Financial Covenants) for such Failed Testing Period by increasing the amount used for the EBITDA calculation for such Failed Testing Period by the Cure Amount for such Failed Testing Period. Each Cure Amount shall consist of net proceeds in cash from new equity contributions by equity holders of Borrower or from indebtedness advanced by one or more Permitted Holders evidenced by Palm Ventures Subordinated Debt Notes; provided that such Palm Ventures Subordinated Debt Notes shall provide that all payments of interest on such Palm Ventures Subordinated Debt are made in kind, and not in cash, by capitalizing such interest as principal of such Palm Ventures Subordinated Debt Notes. The applicable Cure Amount must be received by Borrower by no later than fifteen (15) Business Days after the date upon which Bank should have received, pursuant to Section 8.11 hereof, the Compliance Certificate for the fiscal quarter that corresponds to the last day of the applicable Failed Testing Period. A recalculation of a Failed Financial Covenant (or Failed Financial Covenants) pursuant to this Section 10.5 shall be deemed to render Borrower in compliance with such Failed Financial Covenant (or Failed Financial Covenants) for such Failed Testing Period for purposes of calculating the applicable financial covenant(s). Under no circumstances shall any Cure Amount be included for purposes of determining any baskets or thresholds regarding reference to, or based on, the financial covenants. Any application of a Cure Amount as set forth above shall be deemed to have occurred during the last fiscal quarter of such Failed Testing Period and shall continue to be in effect (for such fiscal quarter) for so long as such fiscal quarter continues to be part of the financial covenant calculations, and any Cure Amount, when paid, will be included in calculations of EBITDA for purposes of calculating future Cure Amounts. Notwithstanding anything in this Section 10.5 to the contrary, Borrower shall not be permitted to cure a Failed Financial Covenant (or Failed Financial Covenants) (a) for two consecutive fiscal quarters or (b) for more than three Failed Testing Periods; provided, however that Borrower shall be permitted to cure a Failed Financial Covenant (or Failed Financial Covenants), if any, for the three consecutive fiscal quarters ending June 30, 2018, September 30, 2018 and December 31, 2018 and any cures of a Failed Financial Covenant (or Failed Financial Covenants) for the fiscal quarters ending September 30, 2018 and December 31, 2018, if any, will not be included for purposes of the limitation set forth in clause (b) of this Section 10.5. Any failure to fund a Cure Amount when due (other than as a result of the deferral provisions set forth in Section 2.11), will constitute an Event of Default.”

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3.9           A new Exhibit 8.11 in the form attached hereto is hereby added to the Loan Agreement.

4.             Representations and Warranties. Borrower hereby remakes each of the representations and warranties contained in Section 7 of the Loan Agreement as of the date of this Amendment, as if made in connection with this Amendment and the Loan Agreement. In addition, Borrower represents and warrants to Bank that:

4.1           Except as otherwise disclosed to Bank in writing or by Borrower in its filings with the Securities and Exchange Commission, there has been no material adverse change in the financial condition of Borrower since June 30, 2018.

4.2           Borrower, as of the date hereof, does not have any claims, counterclaims, defenses, or set-offs with respect to the Loan Documents, as modified herein.

4.3           This Amendment and the other Loan Documents are the legal, valid and binding obligation of Borrower and enforceable against Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights and remedies.

4.4           The execution and delivery of this Amendment and the performance of the Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower.

4.5           Immediately after giving effect to this Amendment, to Borrower’s knowledge, no Event of Default has occurred and is continuing.

4.6           The execution, delivery and performance of this Amendment does not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of incorporation or bylaws of Borrower, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any of its properties or assets; or (c) except as contemplated by this Amendment, require, or result in, the creation or imposition of any Lien on any asset of Borrower.

4.7           As of the date hereof, Borrower has no present intention of commencing a case under any chapter of the United States Bankruptcy Code, nor does Borrower intend to incur obligations in excess of its ability to pay or discharge.

5.             Release and Waiver. Borrower fully, finally, and forever releases, waives and forever discharges Bank, and its successors, assigns, directors, officers, employees, agents, attorneys and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or in equity, whether known or unknown, whether absolute or contingent, whether or not accrued or presently existing, arising out of or in any way relating to the Loan Documents, the balance owing on the Revolving Loan or the Term Loan, or this Amendment or any negotiations, course of conduct related hereto or to the other Loan Documents or the actions or omissions of Bank or its representatives with respect to the Loan Documents as of the date of this Amendment. Borrower acknowledges that it has been advised by legal counsel, or has made a reasoned and fully informed decision not to be so represented by counsel, and understands the significance and consequence of this release and waiver, and Borrower expressly consents and agrees that the releases and waivers contained herein shall be given full force and effect according to each and all of their express terms and provisions including those relating to demands and causes of action, if any, as well as those relating to any other claims.

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6.             Conditions Precedent. This Amendment shall be effective when Bank shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Bank in its sole discretion:

6.1           Receipt by Bank of all costs and expenses as described in Paragraph 18 hereof.

7.             Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Bank shall deemed to be originals thereof.

8.             No Release; No Implied Waivers. No maker of the Revolving Note or the Term Note or any other Loan Document executed in conjunction therewith shall be released by execution and delivery of this Amendment. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any other Loan Document or other document held by Bank, whether or not known to Bank and whether or not existing on the date of this Amendment.

9.             Entire Agreement. This Amendment, the Loan Agreement, the other Loan Documents and the other documents delivered in connection herewith and therewith contain the entire agreement of the parties concerning the subject matter hereof and thereof. No promise, representation or understanding which is not expressly set forth in, or incorporated into, the Loan Agreement, this Amendment or the other Loan Documents shall be enforceable by any party. All prior and contemporaneous understandings and agreements, written or oral, express or implied, shall be of no further force and effect to the extent inconsistent herewith.

10.           Continuing Effect and Conflict. To the extent there is a conflict between this Amendment and the Loan Agreement or the other Loan Documents, the provisions of this Amendment shall control.

11.           Execution of Documents. Borrower shall execute and deliver to Bank this Amendment and Borrower shall execute any other documents reasonably requested by Bank simultaneously with the execution of this Amendment. All of the Loan Documents and other materials described in this paragraph shall be acceptable in form and substance to Bank in its sole reasonable discretion.

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12.           Successor and Assigns. This Amendment and any related documents shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

13.           Governing Law. This Amendment shall be governed by the laws of the State of Colorado.

14.           Jurisdiction and Venue. The parties hereto consent to the jurisdiction and venue of any court located in the City and County of Denver, State of Colorado, in the event of any litigation pertaining to this Amendment or any other Loan Document or the enforcement of any liability, obligation, right or remedy described therein.

15.           Liens on Collateral. Borrower hereby represents and warrants to and covenants with Bank that Bank’s liens, security interests, encumbrances and claims against the Collateral described in the Loan Agreement and the other Loan Documents shall continue to be prior and superior to any other liens, security interests, encumbrances or claims of any kind except for those specifically provided otherwise in the Loan Documents.

16.           Severable Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be unenforceable without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.           Headings; Interpretation. The headings of subdivisions in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment. Unless the context in which used clearly requires otherwise, “or” has the inclusive meaning represented by the phrase “and/or”.

18.           Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Bank on demand for all costs and expenses incurred by Bank in connection with the Loan Documents, including without limitation all reasonable attorneys’ fees and other legal expenses. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to Bank for the services performed by such counsel in connection with the forbearance agreement and collection of debt, together with the preparation of this Amendment and the documents and instruments incidental hereto.

19.           JURY TRIAL WAIVER. BANK AND BORROWER EACH IRREVOCABLY WAIVE ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AMENDMENT OR THE LOAN AGREEMENT OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT OR THE LOAN AGREEMENT.

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11

IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be executed as of the date first set forth above.

BIRNER DENTAL MANAGEMENT SERVICES, INC. By: /s/ Dennis N. Genty Name: Dennis N. Genty Title: Chief Financial Officer

GUARANTY BANK AND TRUST COMPANY By: /s/ Brad Schwindt Name: Brad Schwindt Title: Senior Vice President

Signature Page to Sixth Amendment to Loan and Security Agreement

Exhibit 8.11

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

To: GUARANTY BANK AND TRUST COMPANY (“Lender”)

Attn:

The undersigned, BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation, in its capacity as Borrower under the Loan Agreement referred to below, pursuant to Section 8.8 and Section 8.11 of the Loan and Security Agreement dated as of March 29, 2016, as amended by the Amendment to Loan and Security Agreement dated July 29, 2016, the Second Amendment to Loan and Security Agreement dated November 14, 2016, the Third Amendment to Loan and Security Agreement dated December 9, 2016, the Fourth Amendment to Loan and Security Agreement and Forbearance Agreement dated March 30, 2017, the Fifth Amendment to Loan and Security Agreement dated December 28, 2017 and the Sixth Amendment to Loan and Security Agreement dated October 3, 2018 (together with all further amendments thereto, the “Loan Agreement”), hereby delivers this Compliance Certificate (including the attached Schedules) for the applicable computation period ending ____________ __, 20__. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

The officer executing this Certificate is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate, such officer hereby certifies to Lender, on behalf of Borrower and not in his individual capacity, that:

A.            the following is a true and correct computation of the following ratios or financial restrictions contained in Section 10 of the Loan Agreement (each of the line items to be computed in accordance with the provisions more particularly set forth in the Loan Agreement):

1.             Section 10.1: Maximum Total Cash Flow Leverage Ratio:

Period	Required Less Than or Equal To:	Actual	Compliant (Yes/No)
The applicable computation period ending ___________, 20___	[4.50:1.00] [use for 12/31/18 and 3/31/19] [4.00:1.00] [use for 6/30/19 and 9/30/19] [3.50:1.00] [use for 12/31/19 through 9/30/20] [3.00:1.00] [use for 12/31/20 and each fiscal quarter thereafter]	_____:1.00

1

2.            Section 10.2(a): Maximum Maintenance Capital Expenditures:

Period	Required Less Than or Equal To:	Actual	Compliant (Yes/No)
The applicable computation period ending ___________, 20___	[$200,000] [use for each fiscal quarter in 2018] [$250,000] [use for the fiscal quarter ending March 31, 2019 and each fiscal quarter thereafter]	$__________

3.            Section 10.2(b): Maximum Digitization Capital Expenditures:

Period	Required Less Than or Equal To:	Actual	Compliant (Yes/No)
During fiscal year 20___	$1,000,000	$__________

2

4.            Section 10.3: Minimum Fixed Charge Coverage Ratio:

Period	Required Greater Than or Equal To:	Actual	Compliant (Yes/No)
The applicable computation period ending ___________, 20___	[1.10:1.00] [use for 3/31/19 and 6/30/19] [1.25:1.00] [use for 9/30/19 and each fiscal quarter thereafter]	_____:1.00

5.       Section 10.4: Minimum EBITDA:

Period	Required Greater Than or Equal To:	Actual	Compliant (Yes/No)
The applicable computation period ending ____________, 20__

[$400,000 for the fiscal quarter ending March 31, 2018]

[$900,000 for the two consecutive fiscal quarters ending June 30, 2018]

[$1,400,000 for the three consecutive fiscal quarters ending September 30, 2018]

[$1,850,000 for the four consecutive fiscal quarters ending December 31, 2018]

$__________

3

B.           except as set forth in Schedule 2 hereto, no Event of Default or Unmatured Event of Default exists, which schedule includes a description of the nature and period of existence of such Event of Default or Unmatured Event of Default, as the case may be, and what action Borrower has taken, is taking and proposes to take with respect thereto.

C.            for any Failed Financial Covenant(s), Borrower will provide, in addition to a completed Schedule 1 providing a true and correct computation of the above ratios or financial restrictions contained in Section 10 of the Loan Agreement (each of the line items to be computed in accordance with the provisions more particularly set forth in the Loan Agreement), a second completed Schedule 1 providing a true and correct computation of the Cure Amount for any applicable Failed Testing Period (each of the line items to be computed in accordance with the provisions more particularly set forth in the Loan Agreement) and will indicate on Schedule 2 hereto whether Borrower intends (i) not to submit any Cure Amount, in which event an Event of Default will occur), (ii) to cause the applicable Cure Amount to be submitted within the time period required by Section 10.5 of the Loan Agreement, or (iii) to defer submission of the applicable Cure Amount until payment thereof is required by Section 2.11 of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this Certificate on behalf of Borrower on _______________ __, 20__.

BIRNER DENTAL MANAGEMENT SERVICES, INC.

By:

Name:

Title:

4

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Compliance for the applicable computation period ending ____________, 20__

1. Section 10.1: Maximum Total Cash Flow Leverage Ratio

Total Cash Flow Leverage Ratio:
Tested quarterly on a trailing twelve month basis

Total Funded Debt (the outstanding principal balance of the Loans, together with accrued but unpaid interest and all other charges, costs and expenses owed to the Bank in connection with the Loans, together with amounts payable under any and all capital leases of Borrower) (Numerator):	$

EBITDA:
Consolidated Net Income	$
To the extent deducted or added in determining Net Income:	$
+ Interest Charges	$
+ Federal, state and local income Taxes	$
+ Depreciation and amortization expense	$
+ Non-cash stock compensation expense	$
+ Other non-recurring charges (including, without limitation, proxy contest costs and legal costs) approved in advance by Bank, in its reasonable discretion	$
+ Losses from the sale or other disposition of property	$
+ Losses from discontinued operations *	$
+ expenses directly related to the Definitive Agreement and the related strategic process leading to the Definitive Agreement (including, without limitation, investment banking and legal costs) *	$
- Non-cash gains	$
- Gains from the sale or other disposition of property	$
- Any gains for such period from discontinued operations *	$

Total EBITDA (Denominator):	$

Total Cash Flow Leverage Ratio (Numerator: Denominator):	____:_____

Cure Amount with respect to a Failed Financial Covenant resulting from noncompliance with Section 10.1 of the Loan Agreement, if any	$___________

2. Section 10.2(a): Maximum Maintenance Capital Expenditures

Maintenance Capital Expenditures
Tested quarterly

Maintenance Capital Expenditures (Capital Expenditures made or incurred in the ordinary course of business operations to maintain or replace existing fixed assets used to support existing business operations and maintain or increase revenues, excluding Digitization Capital Expenditures and other Capital Expenditures made to support new offices and new revenue initiatives):	$

* Include solely for purposes of calculating compliance with the financial covenants set forth in Section 10 (and not for purposes of calculating or applying any Cure Amount).

Sch. 1-1

3. Section 10.2(b): Maximum Digitization Capital Expenditures

Digitization Capital Expenditures
Tested annually based on the fiscal year ended

Digitization Capital Expenditures (Capital Expenditures made or incurred to upgrade the systems and technology (including, without limitation, web site upgrades) of the Borrower and its managed offices for the critical purpose of recruitment and retention):	$

4. Section 10.3: Minimum Fixed Charge Coverage Ratio

Fixed Charge Coverage Ratio:
Tested quarterly on a trailing twelve month basis (provided, that (i) FCCR for the period ending June 30, 2016 shall be based on the prior six months and (ii) FCCR for the period ending September 30, 2016 shall be based on the prior nine month period)

Cash Available for Debt Service:

EBITDA:
	Consolidated Net Income	$
	To the extent deducted or added in determining Net Income:	$
	+ Interest Charges	$
	+ Federal, state and local income Taxes	$
	+ Depreciation and amortization expense	$
	+ Non-cash stock compensation expense	$
	+ Other non-recurring charges (including, without limitation, proxy contest costs and legal costs) approved in advance by Bank, in its reasonable discretion	$
	+ Losses from the sale or other disposition of property	$
	+ Losses from discontinued operations *	$
	+ expenses directly related to the Definitive Agreement and the related strategic process leading to the Definitive Agreement (including, without limitation, investment banking and legal costs) *	$
	- Non-cash gains	$
	- Gains from the sale or other disposition of property	$
	- Any gains for such period from discontinued operations *	$

Total EBITDA:		$

Reductions to EBITDA:
	- Federal, state and local income taxes paid or payable in cash	$
	- Capital Expenditures (excluding Digitization Capital Expenses)	$

Total Reductions to EBITDA:		$

Total Cash Available for Debt Service (i.e., EBITDA less reductions) (Numerator):		$

Total Debt Service (cash interest and mandatory principal payments on all Debt, including scheduled payments representing the principal portion of rent under capital leases) (Denominator):		$

Fixed Charge Coverage Ratio (Numerator: Denominator):		____:_____

Cure Amount with respect to a Failed Financial Covenant resulting from noncompliance with Section 10.3 of the Loan Agreement, if any	$___________

* Include solely for purposes of calculating compliance with the financial covenants set forth in Section 10 (and not for purposes of calculating or applying any Cure Amount).

Sch. 1-2

5. Section 10.4: Minimum EBITDA

Minimum EBITDA:
Tested quarterly on a build up basis

EBITDA:
	Consolidated Net Income	$
	To the extent deducted or added in determining Net Income:	$
	+ Interest Charges	$
	+ Federal, state and local income Taxes	$
	+ Depreciation and amortization expense	$
	+ Non-cash stock compensation expense	$
	+ Other non-recurring charges (including, without limitation, proxy contest costs and legal costs) approved in advance by Bank, in its reasonable discretion	$
	+ Losses from the sale or other disposition of property	$
	+ Losses from discontinued operations *	$
	+ expenses directly related to the Definitive Agreement and the related strategic process leading to the Definitive Agreement (including, without limitation, investment banking and legal costs) *	$
	- Non-cash gains	$
	- Gains from the sale or other disposition of property	$
	- Any gains for such period from discontinued operations *	$

Total EBITDA:		$

Cure Amount with respect to a Failed Financial Covenant resulting from noncompliance with Section 10.4 of the Loan Agreement, if any	$___________

* Include solely for purposes of calculating compliance with the financial covenants set forth in Section 10 (and not for purposes of calculating or applying any Cure Amount).

Sch. 1-3

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

[Borrower to list any existing Events of Default and Unmatured Events of Default, specifying the nature and period of existence of each, and the actions Borrower has taken, is taking and proposes to take in respect thereof. If no Events of Default or Unmatured Events of Default are then in existence, such schedule should read “None”.

For any Failed Financial Covenant(s), Borrower to include the required Cure Amount and indicate whether Borrower intends (i) not to submit any Cure Amount, in which event an Event of Default will occur), (ii) to cause the applicable Cure Amount to be submitted within the time period required by Section 10.5 of the Loan Agreement, or (iii) to defer submission of the applicable Cure Amount until payment thereof is required by Section 2.11 of the Loan Agreement.]

Sch. 2-1